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                                                                EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of the 23rd day of June, 1997, by and between Metal Management, Inc., a Delaware corporation ("MTLM"), and the George A. Isaac, III Second Revocable Trust (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Purchase Agreement and Plan of Merger (the "Purchase Agreement") dated as of June __, 1997, by and among MTLM, Isaac Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of MTLM, The Isaac Corporation ("Isaac"), Ferrex Trading Corporation ("Ferrex"), Paulding Recycling, Inc. ("Paulding"), Briquetting Corporation of America ("Briquetting"), all Ohio corporations (Isaac, Ferrex, Paulding and Briquetting being sometimes hereinafter referred to collectively as the "Companies and individually as a "Company") and all of the shareholders of the Companies, Holder, a shareholder of the Companies, has agreed to acquire from MTLM 540,856 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of MTLM in consideration for the merger of Ferrex with Isaac Acquisition Corporation. Capitalized terms used, but not defined herein, have the same meaning as in the Purchase Agreement.

         WHEREAS, as additional consideration for the purchase of the Shares by the Holder, MTLM desires to grant to the Holder registration rights with respect to the Shares;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1. (a) Piggyback Registration. If, at any time during the five-year period commencing December 1, 1997 and regardless of any prior availability of rights under this Section 1(a), MTLM shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, MTLM shall give all the then holders of any Registrable Securities (the "Eligible Holders") at least 30 days' prior written notice of the filing of such registration statement, including the proposed terms thereof. If requested by an Eligible Holder in writing within 20 days after receipt of any such notice, MTLM shall, at MTLM's sole expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities (including in any underwritten offering) through the facilities of all securities exchanges or over-the-counter markets, if any, on which MTLM's Common Stock is then listed, registered, traded or sold, will use its best efforts through its officers, directors, auditors,


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and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise MTLM in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by MTLM would materially adversely affect the distribution of such securities by MTLM for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall delay the offering and sale of such Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 120 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of MTLM are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than MTLM and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Registrable Securities" shall mean the shares of Common Stock issued or issuable by MTLM pursuant to the Purchase Agreement, the Additional Shares issuable pursuant to Section 6.21 of the Purchase Agreement, the shares of Common Stock issuable upon the conversion of the 462,500 Warrants issued pursuant to the Purchase Agreement and the shares of Common Stock issuable upon the conversion of the Warrants issuable under the Downpayment Notes which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Demand Registration. If, at any time during the five-year period commencing December 1, 1997, MTLM shall receive a written request from Eligible Holders who in the aggregate own at least 50% of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, MTLM shall, as promptly as practicable, and in any event not later than 45 days after such request, at MTLM's sole cost and expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts if any, payable in respect of the Registrable Securities sold by the Eligible Holders), prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges or over-the-counter markets, if any, on which MTLM's Common Stock is then listed, registered, traded or sold, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that MTLM shall only be obligated to file one such registration statement. MTLM shall not be obligated to effect any registration of its securities pursuant to this Section 1(b) within nine months after the effective date of a previous registration statement prepared and filed in accordance with
Section 1(a) or 1(b). Within three business days after receiving any request contemplated by this Section 1(b), MTLM shall give written notice to all the other Eligible Holders, advising each of them that MTLM is proceeding with such registration and offering to include therein all or any portion of any such other

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Eligible Holder's Registrable Securities, provided that MTLM receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of MTLM's notice.

                  (c) In the event of a registration pursuant to the provisions of this Section 1, MTLM shall use its best efforts to cause the Registrable Securities so registered to be listed, registered or qualified for sale on any securities exchange or over-the-counter market on which MTLM's Common Stock is then listed, registered, traded or sold and under the securities or blue sky laws of such jurisdictions as the Eligible Holders may reasonably request; provided, however, that MTLM shall not be required to qualify to do business in any state by reason of this Section 1(c) in which it is not otherwise required to qualify to do business.

                  (d) MTLM shall comply with the Securities Act and those blue sky laws contemplated under Section 1(c), keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. MTLM shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if MTLM is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, MTLM shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this Section 1, MTLM shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request, and MTLM shall take all such other actions as may reasonably be required, to facilitate the disposition of the Registrable Securities included in such registration.

                  (f) In the event of a registration pursuant to the provisions of this Section 1, MTLM shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any

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amendment or supplement thereto, comply as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 1(c).

                  (g) In the event of a registration pursuant to the provisions of this Section 1, MTLM agrees to take such steps as may be necessary or appropriate to effect, on the closing date of any sale of Registrable Securities pursuant to a registration statement, the delivery of certificates evidencing such Registrable Securities, registered in such names and denominations as the Eligible Holders may request.

                  (h) MTLM agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission in accordance with Rule 144(c) to permit holders of the Registrable Securities to sell such securities under Rule 144.

                  (i) MTLM shall notify the Eligible Holders of the Registrable Securities promptly (i) when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (i) of the issuance by the Commission of any stop or other order suspending the effectiveness of the registration statement, or any order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or "blue sky" laws. If at any time MTLM shall receive any such order, MTLM shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (j) MTLM shall promptly notify the Eligible Holders of the Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933, as amended (the "Securities Act"), of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, or any amendment or supplement thereto, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Eligible Holders of the Registrable Securities prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  (k) If requested by the underwriter for any underwritten offering of Registrable Securities on behalf of an Eligible Holder of Registrable Securities pursuant to a registration

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requested under Section 1(b), MTLM and such Eligible Holder of Registrable
Securities will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to MTLM and MTLM's counsel, such Eligible Holder of Registrable Securities and the underwriter, and such agreement shall contain such representations and warranties by MTLM and such Eligible Holder of Registrable Securities and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 hereof.

         2. Indemnification. (a) Subject to the conditions set forth below, MTLM agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of MTLM or based upon written information furnished by or on behalf of MTLM filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to MTLM with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(y) such loss, liability, charge, claim, damage or expense arises out of such Eligible Holder's failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of MTLM contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability MTLM may otherwise have, including liabilities arising under this Agreement.

                  If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against MTLM pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify MTLM in writing of the institution of such action (but the failure so to notify shall not relieve MTLM from any liability other than pursuant to this Section 2(a)) and MTLM shall promptly assume the defense of such action,


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including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by MTLM in connection with the defense of such action or MTLM shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to MTLM, in any of which events such fees and expenses shall be borne by MTLM and MTLM shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2 to the contrary notwithstanding, MTLM shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. MTLM shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. MTLM agrees promptly to notify Eligible Holders of the commencement of any litigation or proceedings against MTLM or any of it officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

                  (b) Each Eligible Holder agrees to indemnify and hold harmless MTLM, each director of MTLM, each officer of MTLM who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls MTLM within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from MTLM to such Eligible Holder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to MTLM with respect to such Eligible Holder by or on behalf of such Eligible Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against MTLM or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against such Eligible Holder pursuant to this Section 2(b), such Eligible Holder shall have the rights and duties given to MTLM, and MTLM and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of
Section 2(a).


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                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then MTLM (including for this purpose any contribution made by or on behalf of any director of MTLM, any officer of MTLM who signed any such registration statement, any controlling person of MTLM, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities, included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of MTLM and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by MTLM or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. MTLM and Eligible Holders agree that it would be unjust and inequitable if the respective obligations of MTLM and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if each Eligible Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by him or it and included in such registration as compared to the number of shares of Common Stock owned by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2(c), each person, if any, who controls any Eligible Holder within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls MTLM within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of MTLM who shall have signed any such registration statement, each director of MTLM, and its or their respective counsel shall have the same rights to contribution as MTLM, subject in each case to the provisions of this
Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

         3.       Miscellaneous.


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                  (a) Remedies. In the event of a breach by MTLM of its
obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                  (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this of this Section 3(c):

                           (i)      If to MTLM:
                                    Metal Management, Inc.
                                    500 North Dearborn Street
                                    Suite 405
                                    Chicago, Illinois  60611
                                    Attn:  Chief Executive Officer

                                    with a copy to:

                                    Shefsky & Froelich Ltd.
                                    444 North Michigan Avenue
                                    Suite 2500
                                    Chicago, Illinois 60611
                                    Attn: Erhard R. Chorle

                           (ii)     If to the Holder:

                                    William M. Isaac
                                    435 L'Ambiance Drive
                                    Penthouse J
                                    Longboat Key, Florida  34228

                                    and

                                    L. A. Isaac
                                    2625 Underhill Road
                                    Toledo, Ohio  43615


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All such notices and communications shall be deemed to have been duly given:
when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Shares subject to the terms hereof.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflicts of law provisions.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any other provisions contained herein shall not be affected or impaired thereby.

                  (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by MTLM pursuant to this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                   METAL MANAGEMENT, INC.


                          By:      /s/ Gerard M. Jacobs
                                   ---------------------------------------------

                                   Name: Gerard M. Jacobs
                                   Title: President



                                   /s/ George A. Isaac
                                   ---------------------------------------------

                                   GEORGE A. ISAAC, III, TRUSTEE UNDER
                                   THE GEORGE A. ISAAC, III SECOND
                                   REVOCABLE TRUST



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